EXHIBIT (4)(i)

FORM OF POLICY RIDER (INCOME SELECT FOR LIFE)

Home Office:
4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499 (319)398-8511
A Stock Company (Hereafter called the Company, we, our or us)

GUARANTEED MINIMUM WITHDRAWAL BENEFIT PLUS GROWTH

AND DEATH BENEFIT RIDER

This rider is issued as a part of the policy (contract) to which it is attached. Policy refers to the individual policy if the rider is attached to an individual annuity or the group certificate if the rider is attached to a group annuity.

Rider Data Specification

Policy Number: Rider Date: Growth Rate Percentage: Rider Fee Percentage: Annuitant:	12345 01/03/2006 5.00% 1.40% John Doe

Annuitant’s Issue Age/Sex: Annuitant’s Spouse: Annuitant’s Spouse’s Issue Age/Sex:	35 / Male Jane Doe 35 / Female

ARTICLE I

This rider is not available for an existing qualified policy which has been continued by a surviving spouse or beneficiary as the new owner. This rider will terminate upon the later of the annuitant’s or annuitant’s spouse’s (as of the rider date) death, if you surrender your policy, elect to upgrade (as described in Article III of this rider), or elect to receive annuity payments under your policy. This rider will also terminate if the policy to which this rider is attached is assigned or if the owner is changed without our approval. You can terminate this rider within [30 days] after the [first] rider anniversary and [30 days] after each rider anniversary thereafter. Termination of the rider will result in the loss of all benefits provided by the rider.

If you elect this rider, [100%] of your policy value must be in one or more of the designated funds. You can generally transfer between the designated funds as permitted under your policy; however, you cannot make transfers as provided for in the policy to a non-designated fund while this rider is in force. If you wish to make a transfer to a non-designated fund, this rider must be terminated, as described above, prior to making the transfer.

The annuitant’s spouse as of the rider date is hereafter referred to as the annuitant’s spouse. As it pertains to the benefits of this rider, the annuitant’s spouse can not be changed. The annuitant’s spouse must be the sole primary beneficiary and/or a joint owner. The only living owners allowed on the contract to which this rider is attached are the annuitant and the annuitant’s spouse.

A rider fee will be deducted on each rider anniversary and upon rider termination as described below.

RGMB 18 0106	(1)	(Income/Growth/Death-Joint)

ARTICLE I CONTINUED

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your policy.

Gross Partial Withdrawal

The amount which will be deducted from your policy value as a result of each partial withdrawal.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The rider fee is the rider fee percentage referenced above, multiplied by the total withdrawal base at the time the fee is deducted. This fee will be deducted from each investment option in proportion to the amount of policy value in that investment option on each rider anniversary. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since it was last deducted.

Rider Year

Each twelve-month period following the rider date.

ARTICLE II

GROWTH BENEFIT AND GROWTH PERIOD

The total withdrawal base will accumulate using the growth rate percentage as described in this Article. The growth period is the period of time from the rider date until the earlier of the first withdrawal of any amount from the policy value or the [10th] rider anniversary. The growth rate percentage applies only to the total withdrawal base.

FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can withdraw up to the maximum annual withdrawal amount each year, regardless of the policy value, until the annuitant’s or the annuitant’s spouse’s death, whichever is later.

The “For Life” Withdrawal Percentage is determined by the attained age of the younger of the living spouses at the time of the first withdrawal of any amount from the policy value taken on or after January 1st following the younger of the living spouse’s [59th] birthday:

Attained Age at	For Life” Withdrawal
First Withdrawal	Percentage

59 - 64	4.5%
65 - 69	5.0%
70 - 74	5.5%
75 - 79	6.0%
80 - 84	6.5%
85 - 89	7.0%
90 - 94	7.5%
95 +	8.0%

If the younger of the annuitant and the annuitant’s spouse is not yet [59] on the rider date, then this percentage will be zero until the January 1st following the younger of the living spouse’s [59th] birthday.

Withdrawals will reduce the policy value of the policy to which this rider is attached. If the policy value equals zero, you cannot make subsequent premium payments and all other policy features, benefits and guarantees are no longer available. Withdrawals guaranteed by this rider can be continued by selecting an amount and frequency of payment in a manner acceptable to us. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be paid.

Maximum Annual Withdrawal Amount

On the rider date the maximum annual withdrawal amount will be equal to the greater of 1 and 2, where:

1)	is A multiplied by B multiplied by C where:

A)	is the total withdrawal base on the rider date,

B)	is the “For Life” withdrawal percentage as determined and shown above. If the younger of the annuitant or the annuitant’s spouse is not yet [59] on the rider date, this percentage will be equal to 0%, and

C)	is equal to the number of days between the rider date and January 1st of the next calendar year, divided by the number of days in the current calendar year.

RGMB 18 0106	(2)	(Income/Growth/Death-Joint)

ARTICLE II CONTINUED

2)	is an amount equal to the minimum required distribution amount (based on the premium paid to the policy to which this rider is attached) for the current calendar year using the annuitant’s age only if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant or the annuitant’s spouse if the annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2 above, may need to be taken to satisfy minimum required distributions, in certain situations. Such additional withdrawal amount will be considered an excess gross partial withdrawal (as described under “Total Withdrawal Base Adjustments” below).

On January 1st of each subsequent calendar year following the rider date, the maximum annual withdrawal amount will be reset equal to the greater of 1 and 2 where:

1)	is A multiplied by B where:

A)	is the total withdrawal base as of this date, and

B)	is the “For Life” withdrawal percentage as determined and shown above. If the younger of the annuitant or the annuitant’s spouse is not yet [59] on January 1st of the current calendar year, this percentage will be equal to 0%.

2)	is an amount equal to the minimum required distribution amount for this policy for the current calendar year using the annuitant’s age only if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant or the annuitant’s spouse if the annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and the minimum required distribution is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2 above, may need to be taken to satisfy minimum required distributions. Such additional withdrawal amount will be considered an excess gross partial withdrawal (as described under “Total Withdrawal Base Adjustments” below).

Minimum Remaining Withdrawal Amount

The minimum remaining withdrawal amount is the total minimum dollar amount of guaranteed withdrawals you have remaining, provided withdrawals do not exceed the maximum annual withdrawal amount each rider year. The minimum remaining withdrawal amount on the rider date is equal to the policy value (less premium enhancements, if the rider is added in the first policy year). The minimum remaining withdrawal amount after the rider date is equal to the minimum remaining withdrawal amount on the rider date plus any premiums added after the rider date (not including premium enhancements, if any) less any adjustments for withdrawals (as described under “Minimum Withdrawal Amount Adjustments” below).

RGMB 18 0106	(3)	(Income/Growth/Death-Joint)

ARTICLE II CONTINUED

Minimum Remaining Withdrawal Amount Adjustments

Gross partial withdrawals up to the maximum annual withdrawal amount will reduce the minimum remaining withdrawal amount by the same amount (dollar for dollar). Gross partial withdrawals in excess of the maximum annual withdrawal amount will reduce the minimum remaining withdrawal amount by the greater of:

1)	the excess gross partial withdrawal amount; and

2)	the result of (A divided by B), multiplied by C, where:

A)	is the excess gross partial withdrawal (the amount in excess of the maximum annual withdrawal amount remaining prior to the withdrawal);

B)	is the policy value after the maximum annual withdrawal amount has been withdrawn, but prior to the withdrawal of the excess amount; and

C)	is the minimum remaining withdrawal amount after the maximum annual withdrawal amount has been withdrawn, but prior to the withdrawal of the excess amount.

Total Withdrawal Base

The total withdrawal base on the rider date is equal to the policy value (less any premium enhancements, if the rider is added in the first policy year).

The total withdrawal base during the growth period (as described in “Growth Benefit and Growth Period” above) is equal to:

A)	the total withdrawal base on the rider date; plus

B)	any premiums added during the growth period,

C)	all of which are accumulated daily to the end of the growth period at an annual effective rate equal to the growth rate percentage shown on page 1.

The total withdrawal base after the growth period is equal to:

A)	the total withdrawal base at the end of the growth period, plus

B)	any premiums added after the growth period; less

C)	any adjustments for withdrawals (as described under “Total Withdrawal Base Adjustments” below) including the withdrawal at the end of the growth period, if any.

The growth period stops upon or at the earlier of the first withdrawal of any amount from the policy value or the [10th] rider anniversary.

Total Withdrawal Base Adjustments

Gross partial withdrawals up to the maximum annual withdrawal amount will not reduce the total withdrawal base. Gross partial withdrawals in excess of the maximum annual withdrawal amount will reduce the total withdrawal base by the greater of 1 and 2, where:

1)	is the excess gross partial withdrawal amount; and

2)	is the result of (A divided by B), multiplied by C, where:

A)	is the excess gross partial withdrawal (the amount in excess of the maximum annual withdrawal amount remaining prior to the withdrawal);

B)	is the policy value after the maximum annual withdrawal amount has been withdrawn, but prior to the withdrawal of the excess amount; and

C)	is the total withdrawal base prior to the withdrawal of the excess amount.

Death Benefit

Upon the later of the annuitant or the annuitant’s spouse’s death, we will pay an additional death benefit amount equal to the excess, if any, of the minimum remaining withdrawal amount over the base policy death benefit and this rider will then terminate.

RGMB 18 0106	(4)	(Income/Growth/Death-Joint)

ARTICLE III

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the surviving spouse is the sole beneficiary, the surviving spouse may elect to continue the policy and rider. No additional death benefit will be paid under this rider at this time.

RIDER UPGRADE

You may elect, in writing, to upgrade the total withdrawal base to the policy value within [30 days] after the [first] rider anniversary and [30 days] after each rider anniversary thereafter, subject to the age restrictions on the new rider. If an upgrade is elected, this rider will terminate and a new rider with the same features will be issued with a new rider date. The new rider will have its own Growth Rate Percentage which may be lower than this rider’s Growth Rate Percentage. The new rider will have its own Rider Fee Percentage which may be higher than this rider’s Rider Fee Percentage.

At the time of upgrade, the minimum remaining withdrawal amount will also be upgraded to the policy value and the maximum annual withdrawal amount will be recalculated based on the new total withdrawal base.

The new rider effective date will be the date the Company receives all information necessary, in a written form acceptable to the Company, to process the upgrade.

Signed for us at our home office.

SECRETARY	PRESIDENT

RGMB 18 0106	(5)	(Income/Growth/Death-Joint)

Home Office:
4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499 (319)398-8511
A Stock Company (Hereafter called the Company, we, our or us)

GUARANTEED MINIMUM WITHDRAWAL BENEFIT PLUS GROWTH

AND DEATH BENEFIT RIDER

This rider is issued as a part of the policy (contract) to which it is attached. Policy refers to the individual policy if the rider is attached to an individual annuity or the group certificate if the rider is attached to a group annuity.

Rider Data Specification

Policy Number: Rider Date: Growth Rate Percentage: Rider Fee Percentage: Annuitant:	12345 01/03/2006 5.00% 1.55% John Doe

Annuitant’s Issue Age/Sex: Annuitant’s Spouse: Annuitant’s Spouse’s Issue Age/Sex:	35 / Male Jane Doe 35 / Female

ARTICLE I

This rider is not available for an existing qualified policy which has been continued by a surviving spouse or beneficiary as the new owner. This rider will terminate upon the later of the annuitant’s or annuitant’s spouse’s (as of the rider date) death, if you surrender your policy, elect to upgrade (as described in Article III of this rider), or elect to receive annuity payments under your policy. This rider will also terminate if the policy to which this rider is attached is assigned or if the owner is changed without our approval. You can terminate this rider within [30 days] after the [first] rider anniversary and [30 days] after each rider anniversary thereafter. Termination of the rider will result in the loss of all benefits provided by the rider.

If you elect this rider, [100%] of your policy value must be in one or more of the designated funds. You can generally transfer between the designated funds as permitted under your policy; however, you cannot make transfers as provided for in the policy to a non-designated fund while this rider is in force. If you wish to make a transfer to a non-designated fund, this rider must be terminated, as described above, prior to making the transfer.

The annuitant’s spouse as of the rider date is hereafter referred to as the annuitant’s spouse. As it pertains to the benefits of this rider, the annuitant’s spouse can not be changed. The annuitant’s spouse must be the sole primary beneficiary and/or a joint owner. The only living owners allowed on the contract to which this rider is attached are the annuitant and the annuitant’s spouse.

A rider fee will be deducted on each rider anniversary and upon rider termination as described below.

RGMB 20 0106	(1)	(Income/Growth/Death-Joint-Enh)

ARTICLE I CONTINUED

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your policy.

Gross Partial Withdrawal

The amount which will be deducted from your policy value as a result of each partial withdrawal.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The rider fee is the rider fee percentage referenced above, multiplied by the total withdrawal base at the time the fee is deducted. This fee will be deducted from each investment option in proportion to the amount of policy value in that investment option on each rider anniversary. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since it was last deducted.

Rider Year

Each twelve-month period following the rider date.

ARTICLE II

GROWTH BENEFIT AND GROWTH PERIOD

The total withdrawal base will accumulate using the growth rate percentage as described in this Article. The growth period is the period of time from the rider date until the earlier of the first withdrawal of any amount from the policy value or the [10th] rider anniversary. The growth rate percentage applies only to the total withdrawal base.

FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can withdraw up to the maximum annual withdrawal amount each year, regardless of the policy value, until the annuitant’s or the annuitant’s spouse’s death, whichever is later.

The “For Life” Withdrawal Percentage is determined by the attained age of the younger of the living spouses at the time of the first withdrawal of any amount from the policy value taken on or after January 1st following the younger of the living spouse’s [59th] birthday:

Attained Age at First Withdrawal	For Life” Withdrawal Percentage

59 - 64	4.5%
65 - 69	5.0%
70 - 74	5.5%
75 - 79	6.0%
80 - 84	6.5%
85 - 89	7.0%
90 - 94	7.5%
95 +	8.0%

If the younger of the annuitant and the annuitant’s spouse is not yet [59] on the rider date, then this percentage will be zero until the January 1st following the younger of the living spouse’s [59th] birthday.

Withdrawals will reduce the policy value of the policy to which this rider is attached. If the policy value equals zero, you cannot make subsequent premium payments and all other policy features, benefits and guarantees are no longer available. Withdrawals guaranteed by this rider can be continued by selecting an amount and frequency of payment in a manner acceptable to us. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be paid.

Maximum Annual Withdrawal Amount

On the rider date the maximum annual withdrawal amount will be equal to the greater of 1 and 2, where:

1)	is A multiplied by B multiplied by C where:

A)	is the total withdrawal base on the rider date,

B)	is the “For Life” Withdrawal Percentage as determined and shown above. If the younger of the annuitant or the annuitant’s spouse is not yet [59] on the rider date, this percentage will be equal to 0%, and

C)	is equal to the number of days between the rider date and January 1st of the next calendar year, divided by the number of days in the current calendar year.

RGMB 20 0106	(2)	(Income/Growth/Death-Joint-Enh)

ARTICLE II CONTINUED

2)	is an amount equal to the minimum required distribution amount (based on the premium paid to the policy to which this rider is attached) for the current calendar year using the annuitant’s age only if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant or the annuitant’s spouse if the annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2 above, may need to be taken to satisfy minimum required distributions, in certain situations. Such additional withdrawal amount will be considered an excess gross partial withdrawal (as described under “Total Withdrawal Base Adjustments” below).

On January 1st of each subsequent calendar year following the rider date, the maximum annual withdrawal amount will be reset equal to the greater of 1 and 2 where:

1)	is A multiplied by B where:

A)	is the total withdrawal base as of this date, and

B)	is the “For Life” Withdrawal Percentage as determined and shown above. If the younger of the annuitant or the annuitant’s spouse is not yet [59] on January 1st of the current calendar year, this percentage will be equal to 0%.

2)	is an amount equal to the minimum required distribution amount for this policy for the current calendar year using the annuitant’s age only if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant or the annuitant’s spouse if the annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and the minimum required distribution is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2 above, may need to be taken to satisfy minimum required distributions. Such additional withdrawal amount will be considered an excess gross partial withdrawal (as described under “Total Withdrawal Base Adjustments” below).

Minimum Remaining Withdrawal Amount

The minimum remaining withdrawal amount is the total minimum dollar amount of guaranteed withdrawals you have remaining, provided withdrawals do not exceed the maximum annual withdrawal amount each rider year. The minimum remaining withdrawal amount on the rider date is equal to the policy value (less premium enhancements, if the rider is added in the first policy year). The minimum remaining withdrawal amount after the rider date is equal to the minimum remaining withdrawal amount on the rider date plus any premiums added after the rider date (not including premium enhancements, if any) less any adjustments for withdrawals (as described under “Minimum Withdrawal Amount Adjustments” below).

RGMB 20 0106	(3)	(Income/Growth/Death-Joint-Enh)

ARTICLE II CONTINUED

Minimum Remaining Withdrawal Amount Adjustments

Gross partial withdrawals up to the maximum annual withdrawal amount will reduce the minimum remaining withdrawal amount by the same amount (dollar for dollar). Gross partial withdrawals in excess of the maximum annual withdrawal amount will reduce the minimum remaining withdrawal amount by the greater of:

1)	the excess gross partial withdrawal amount; and

2)	the result of (A divided by B), multiplied by C, where:

A)	is the excess gross partial withdrawal (the amount in excess of the maximum annual withdrawal amount remaining prior to the withdrawal);

B)	is the policy value after the maximum annual withdrawal amount has been withdrawn, but prior to the withdrawal of the excess amount; and

C)	is the minimum remaining withdrawal amount after the maximum annual withdrawal amount has been withdrawn, but prior to the withdrawal of the excess amount.

Total Withdrawal Base

The total withdrawal base on the rider date is equal to the policy value (less any premium enhancements, if the rider is added in the first policy year).

The total withdrawal base during the growth period (as described in “Growth Benefit and Growth Period” above) is equal to:

A)	the total withdrawal base on the rider date; plus

B)	any premiums added during the growth period,

C)	all of which are accumulated daily to the end of the growth period at an annual effective rate equal to the growth rate percentage shown on page 1.

The total withdrawal base after the growth period is equal to:

A)	the total withdrawal base at the end of the growth period, plus

B)	any premiums added after the growth period; less

C)	any adjustments for withdrawals (as described under “Total Withdrawal Base Adjustments” below) including the withdrawal at the end of the growth period, if any.

The growth period stops upon or at the earlier of the first withdrawal of any amount from the policy value or the [10th] rider anniversary.

Total Withdrawal Base Adjustments

Gross partial withdrawals up to the maximum annual withdrawal amount will not reduce the total withdrawal base. Gross partial withdrawals in excess of the maximum annual withdrawal amount will reduce the total withdrawal base by the greater of 1 and 2, where:

1)	is the excess gross partial withdrawal amount; and

2)	is the result of (A divided by B), multiplied by C, where:

A)	is the excess gross partial withdrawal (the amount in excess of the maximum annual withdrawal amount remaining prior to the withdrawal);

B)	is the policy value after the maximum annual withdrawal amount has been withdrawn, but prior to the withdrawal of the excess amount; and

C)	is the total withdrawal base prior to the withdrawal of the excess amount.

Death Benefit

Upon the later of the annuitant or the annuitant’s spouse’s death, we will pay an additional death benefit amount equal to the excess, if any, of the minimum remaining withdrawal amount over the base policy death benefit and this rider will then terminate.

RGMB 20 0106	(4)	(Income/Growth/Death-Joint-Enh)

ARTICLE II CONTINUED

NURSING CARE OPTION

Definitions applicable to this option:

Elimination Period – [180 days] within the last [365 days.]

Hospital - An institution which 1) is operated pursuant to the laws of the jurisdiction in which it is located, 2) operates primarily for the care and treatment of sick and injured persons on an inpatient basis, 3) provides 24-hour nursing service by or under the supervision of registered graduate professional nurses, 4) is supervised by a staff of one or more licensed physicians, and 5) has medical, surgical and diagnostic facilities or access to such facilities.

Medical Necessity - Confinement prescribed by a physician based on the individual’s inability to sustain themselves outside of a hospital or nursing facility due to physical ailments.

Nursing Facility - A facility which 1) is operated pursuant to the laws and regulations of the state in which it is located, 2) provides care prescribed by a physician and performed or supervised by a registered graduate nurse on a 24-hour basis, and 3) is not primarily a hospital, a home for the aged, a retirement home, a rest home, a community or assisted living center or a place mainly for the treatment of alcoholism, mental illness, or drug abuse.

Physician - A Doctor of Medicine or Doctor of Osteopathy who is licensed as such and operating within the scope of the license.

Waiting Period – [12 months] from the rider date.

If either the annuitant or the annuitant’s spouse is confined, due to a medical necessity, in a hospital or nursing facility and has been so confined for the elimination period, benefits from this option are available provided that the waiting period requirement has been satisfied. The elimination period and waiting period do not need to occur consecutively. The Nursing Care Option provides an increase to the “For Life” Withdrawal Percentage (as described in the For Life Guaranteed Minimum Withdrawal Benefit provision of this Article), until the qualifying person or persons are no longer confined as described above. The increase in the “For Life” Withdrawal Percentage provided by this option will be as follows:

Attained Age at First Withdrawal	Nursing Care Option Increase Percentage
[59+]	[100%]

As an example of the Nursing Care Option benefit, assume that the first withdrawal under the rider was taken at attained age 72 and the applicable “For Life” Withdrawal Percentage is 5.5%. If the qualification conditions for this option are met at any later date, then the “For Life” Withdrawal Percentage will be increased by the Nursing Care Option Increase Percentage applicable for attained age 72. The applicable attained age is based on the first withdrawal of any amount from the policy value under the rider itself, and is not based on any withdrawal under the Nursing Care Option, unless that withdrawal is also the first withdrawal of any policy value under the rider itself.

If the Nursing Care Option Increase Percentage for attained age 72 is 100%, then the Nursing Care Option benefit provides an additional 5.5% to the “For Life” Withdrawal Percentage resulting in a total “For Life” Withdrawal Percentage of 11.0% while the Nursing Care Option benefit continues to be available.

RGMB 20 0106	(5)	(Income/Growth/Death-Joint-Enh)

ARTICLE II CONTINUED

For the remainder of the calendar year in which qualifications are met, the additional benefit provided by this option will be prorated based on the number of days remaining until January 1st of the next calendar year. In the example above, if the qualifications are met with 90 days remaining in the calendar year, then the additional 5.5% will be prorated to be an additional 1.356% determined by multiplying 5.5% by 90/365. For any calendar year in which qualifications have been met at the beginning of the year, the full increase as provided by this option, 5.5% in the example, will be awarded while qualifications continue to be satisfied.

We will require confirmation of confinement while benefits are being received. Confirmation of confinement must be deemed satisfactory to us. Confirmation of confinement may be a statement from a physician or a hospital or nursing facility administrator and any other information deemed necessary by us to confirm confinement. When confinement has ceased, the “For Life” Withdrawal Percentage will be as indicated in the For Life Guaranteed Minimum Withdrawal Benefit provision previously described in this Article. If confinement ceases and the rider remains active, you may re-qualify by satisfying the elimination period requirement and the benefits under this option will be available.

ARTICLE III

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the surviving spouse is the sole beneficiary, the surviving spouse may elect to continue the policy and rider. No additional death benefit will be paid under this rider at this time.

RIDER UPGRADE

You may elect, in writing, to upgrade the total withdrawal base to the policy value within [30 days] after the [first] rider anniversary and [30 days] after each rider anniversary thereafter, subject to the age restrictions on the new rider. If an upgrade is elected, this rider will terminate and a new rider with the same features will be issued with a new rider date. The new rider will have its own Growth Rate Percentage which may be lower than this rider’s Growth Rate Percentage. The new rider will have its own Rider Fee Percentage which may be higher than this rider’s Rider Fee Percentage.

At the time of upgrade, the minimum remaining withdrawal amount will also be upgraded to the policy value and the maximum annual withdrawal amount will be recalculated based on the new total withdrawal base.

The new rider effective date will be the date the Company receives all information necessary, in a written form acceptable to the Company, to process the upgrade.

Signed for us at our home office.

SECRETARY	PRESIDENT

RGMB 20 0106	(6)	(Income/Growth/Death-Joint-Enh)